Exhibit 99.2

ModusLink Announces Settlement Agreement

With LCV Capital Management and Raging Capital Management

ModusLink to expand board and increase the Company’s commitment to capital distribution to stockholders to $40 million during 2011

WALTHAM, Mass., October 20, 2010 — ModusLink Global Solutions(TM), Inc. (NASDAQ: MLNK), today announced that it has reached an agreement with LCV Capital Management, LLC, Raging Capital Management, LLC and certain of their affiliates in connection with the Company’s 2010 Annual Meeting of Stockholders.

Under the terms of the settlement agreement, ModusLink will expand the membership of the Company’s Board of Directors, with the appointment of Jeffrey J. Fenton as a Class III director on November 1, 2010. Mr. Fenton is a director candidate recommended by LCV Capital Management and Raging Capital Management, and his appointment to the Company’s Board follows a review process led by members of ModusLink’s Nominating and Corporate Governance Committee. Mr. Fenton brings significant finance, international business and leadership experience having served as a senior advisor at a leading private investment firm as well as chief executive officer of a major industrial company.

ModusLink will also appoint an additional independent director, Joseph M. O’Donnell to the Company’s Board of Directors on November 1, 2010. Earlier this year, ModusLink’s Nominating and Corporate Governance Committee, with the assistance of a leading executive search firm, conducted a nationwide search for a new independent director with the particular skills and experience that would assist the Company in achieving its business objectives. This process resulted in the selection of Mr. O’Donnell, who has significant industry and public company leadership experience with more than 30 years of management experience in the technology, electronics and supply chain industries.

Upon appointment, Mr. O’Donnell will serve as an independent director in Class II of ModusLink’s Board of Directors. Mr. O’Donnell will also be nominated for re-election at the Company’s 2010 Annual Meeting. Anthony Bay, who has served as a director of the Company since September 2002, will not stand for re-election. With the appointments announced today and following the election of the Company’s three Class II nominees at the 2010 Annual Meeting, ModusLink’s Board will include eight members, seven of whom will be independent.

As part of the settlement agreement, LCV Capital Management and Raging Capital Management, which together beneficially own approximately 5.5% of ModusLink’s outstanding common stock, will vote their shares in support of all three of the Board’s nominees at the 2010 Annual Meeting and will abide by certain standstill provisions.

“We are pleased that this matter has been resolved in a manner that we believe serves the best interests of all ModusLink stockholders,” said Joseph C. Lawler, Chairman, President and Chief Executive Officer. “ModusLink’s Board and management team are committed to strong corporate governance, and we recognize the importance of bringing fresh and diverse perspectives to the boardroom, as evidenced by our own director search undertaken earlier this year. We look forward to working with our new directors as we continue to build upon ModusLink’s leadership position as a provider of global supply chain management services.”

As part of the settlement agreement, ModusLink will also increase its current capital distribution program to $40 million to return excess cash to stockholders. Since early fiscal 2008, ModusLink has returned in excess of $55 million to stockholders. A committee of the Board will be established to evaluate the most appropriate method and timing of the planned capital distribution and make a recommendation to the Board. Mr. Fenton will serve as chairman of this committee. The $40 million distribution of capital will commence in the first calendar quarter of 2011, and be funded with available cash on hand and include amounts remaining under ModusLink’s current authorized share repurchase program.

“Our on-going capital allocation activities and the planned program for 2011 are enabled by ModusLink’s strong balance sheet and cash flow, and demonstrate our ongoing commitment to enhancing value for our stockholders. As we move forward, our Board of Directors and management are focused on keeping our base business strong, increasing revenue contributions from new engagements and effectively managing expenses,” added Lawler.

On behalf of LCV Capital Management and Raging Capital Management, William C. Martin, managing member of Raging Capital Management, stated, “We are pleased ModusLink has committed to increase the amount of its current capital distribution program to $40 million. We are also pleased with the new composition of the Board. We believe Jeff Fenton and Joe O’Donnell will prove valuable additions to the Board.”

Lodovico de Visconti, managing member of LCV Capital Management, continued, “We are satisfied with ModusLink’s decision to expand its Board and return a material portion of excess cash to stockholders. We are pleased to have worked constructively with ModusLink towards the shared goal of enhancing value for all stockholders.”

The ModusLink 2010 Annual Meeting of Stockholders will be held on December 8, 2010, beginning at 9:00 a.m. Eastern Time, at the Renaissance Boston Waterfront Hotel, 606 Congress Street, Boston, MA. The record date for determining eligibility to vote at the 2010 Annual Meeting is October 15, 2010.

Background Information on Jeffrey J. Fenton:

Jeffrey J. Fenton has served as Principal of Devonshire Advisors LLC, an investment advisory services firm since March 2004. From January 2007 to April 2008, Mr. Fenton served as Senior Advisor at Cerberus Operations & Advisory Co. LLC, a subsidiary of Cerberus Capital Management LLC, one of the world’s leading private investment firms. From June 2004 to June 2008, Mr. Fenton served as Chairman of the Board of Directors of BlueLinx Holdings Inc. (NYSE: BXC), a leading distributor of building products in the United States. In addition, he served as the former President and Chief Executive Officer of Maxim Crane Works Holdings, Inc. a major industrial company from 1999 to 2002. Prior to that time, he held a number of positions over a 20-year career with General Electric, culminating in the role as the Chief Executive Officer of GE Capital Modular Space and an officer of GE Capital Corporation.

Background Information on Joseph M. O’Donnell:

Joseph M. O’Donnell has more than 30 years of management experience in the technology, electronics and supply chain industry. Mr. O’Donnell most recently served as Chief Executive Officer of Inmar, Inc., a leading provider or technology-driven logistics and supply chain software and services. Previously, he was Chairman of the Board and Chief Executive Officer of Artesyn Technologies, Inc., a supplier of power conversion equipment and real-time embedded computing solutions to telecommunications equipment suppliers. Mr. O’Donnell currently serves as a member of the Board of Directors of Comverge, Inc. (NASDAQ: COMV), a leading provider of smart grid, demand management and energy efficiency solutions and Comverse Technology, Inc. (Pink Sheets: CMVT.PK), the world’s leading provider of software and systems enabling value-added services for voice, messaging, mobile Internet and mobile advertising; converged billing and active customer management; and IP communications. He is also a member of the University of Tennessee School of Business Advisory Board. Mr. O’Donnell’s prior board experience includes the American Electronics Association as well as public companies Boca Research, Cincinnati Microwave, MTS Systems, Parametric Technology Corporation, Superior Essex Corporation and V Band.

About ModusLink Global Solutions

ModusLink Global Solutions, Inc. designs and executes global value chain strategies to solve clients’ cost, time-to-market, customer satisfaction and revenue objectives. Our supply chain, aftermarket, e-Business and entitlement management solutions support the end-to-end product lifecycles of the world’s leading technology and consumer goods companies. ModusLink has more than 25 years of experience executing complex supply chain processes such as sourcing, configuration and fulfillment. We can manage these critical functions seamlessly with a client’s global e-Business initiative or an integrated aftermarket program, including alternative channel recovery for at-risk inventory. Backed by a footprint of more than 25 solution centers in 14 countries, ModusLink clients can react quickly to shifting market dynamics impacting value chain performance and revenues. For more information about ModusLink’s flexible, scalable and sustainable solutions, visit www.moduslink.com or www.valueunchained.com, the blog for value chain professionals.

ModusLink Global Solutions is a trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

Forward-Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, the Company’s intention to return $40 million of capital to its stockholders in 2011, the projected strength of the Company’s balance sheet and cash flows to support such program, the Company’s focus on base business, increasing revenue contributions from new engagements and managing expenses. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s obligation to effect the capital distribution is subject to the existence of lawfully available funds and fiduciary duties of the Board of Directors; the Company’s success, including its ability to meet its revenue and operating income targets, maintain and improve its cash position, expand its operations and revenue, sustain profitability, reach its long-term objectives and operate optimally, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its services; global economic conditions, especially in the technology sector are uncertain and subject to volatility; demand for our clients’ products may decline or may not achieve the levels anticipated by our clients; the Company’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; the Company may not be able to expand its operations in accordance with its business strategy; the Company’s cash balances may not be sufficient to allow the Company to meet all of its business and investment goals or to allocate cash for share repurchases; the Company may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; the Company derives a significant portion of its revenue from a small number of customers and the loss of any of those customers could significantly damage the Company’s financial condition and results of operations; risks inherent with conducting international operations and the Company may not be able to identify and attract qualified independent directors to augment its Board. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange

Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contacts:

Financial:

ModusLink Global Solutions

Robert Joyce, 781-663-5120

Director, Investor Relations

ir@moduslink.com